EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related prospectus of Titan Pharmaceuticals, Inc. for the registration of 7,031,986 shares of the common stock of our report dated February 12, 1999, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
September 13, 1999


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